Exhibit (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Environmental Accountability Portfolio, a series of The Glenmede Fund Inc., under the headings “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 4, 2024

C O H E N & C OMP A N Y , L T D.

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board